UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: June 07, 2012

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

LEAWOOD, Kan. Tuesday 19th June 2012 -- Empire Energy Corporation International (Empire) (EEGC News) announces TXO Empire June 2012 update as follows:

On June 07, 2012 TXO issued a press release as follows:

TXO PLC

("TXO" or the "Company")

EMPIRE UPDATE

GBG UPDATE AND ADDITIONAL LOAN

ISSUE OF CONVERTIBLE LOAN NOTE

BOARD CHANGE

EMPIRE UPDATE

The board of TXO Plc ("TXO" or "the Company"), the AIM-quoted investment company focused on the energy resource and clean technology sectors has agreed to vary the repayment/conversion terms of the $1.5m convertible loan to Empire Energy Corporation International ("Empire") (Pink Sheets: EEGC.pk). The revised terms are for the loan to be converted or repaid at the earlier date of 24 August 2012 and Empire securing drilling funds for the Tasmanian project.

Over the past twelve months, Empire has sought to raise sufficient finance so as to enable the Tasmanian drilling programme to recommence.

In order to strengthen Empire's bargaining position in this regard, the board of Empire first decided to enlist the services of Global Exploration Services Limited ("GESL") to undertake a new technical report. GESL's interpretation of the available data was summarised in Empire's 8K US regulatory filing on 17 April 2012 and it took into account their own knowledge of recent significant discoveries in geological structures similar to that of the Tasmanian basin.

Secondly, Empire considered it prudent for Empire's subsidiary, Great South Land Minerals Limited, to seek a 3-year extension to its existing licence as soon as it was practically possible to do so. This was applied for on 16 May 2012 and Empire have confirmed that Mineral Resource of Tasmania ("MRT") have now accepted payment of the $800 application fee and the $21,000 fee to cover the next twelve months extension. Empire is confident that the 3-year extension will be granted during this time.

Whilst these factors have delayed Empire's fund raising and ultimately the Tasmanian drilling program, the Board of Empire has confirmed to the Company that it believes that it has been in the best interests of all respective shareholders to undertake this course of action.

Whilst current market conditions prove difficult for fund raising, Empire has continued to work closely with funding coordinators in Korea, who have provided certain assurances to Empire to raise sufficient funding so that the drilling program can recommence in the coming few months. However, investors in the Company should be aware that further funding pledges to Empire are not complete and remain subject to contract.

GRAND BAHAMA GROUP UPDATE: FURTHER LOAN ADVANCED

TXO confirms that Grand Bahama Group Limited ("GBG") has recently complied with the requirements of an Environmental Impact Report in accordance with the final issuance of its licence and is now finalising its business development plans for the commercialisation of its marine services business, based in the strategic port of Freeport, Grand Bahamas. Early stage analysis of the project, post securing the heads of terms on various commercial contracts, indicates potentially healthy returns and this has encouraged your board to further assist GBG in its growth.

The Company has made an additional unsecured loan of £10,000 to GBG, taking TXO's total investment in GBG to £971,500. The loan will provide additional short term working capital for GBG, is for repayment 1 month from the date of drawdown and is subject to interest at the rate of 10 per cent per annum, payable to TXO at the end of the term. TXO also holds 183 ordinary shares in GBG, representing approximately 18.3 per cent of the issued share capital of GBG.

ISSUE OF CONVERTIBLE LOAN NOTE

The Company announces that it has issued a Convertible Loan Note ("Loan Note") totalling £50,000. The Loan Note is due for repayment on 23 May 2013 or, on the election of the note holder, may be converted in whole or in part into new TXO ordinary shares of 0.1p each ("Ordinary Shares"), at a conversion price of 0.75p per share. Prior to repayment or conversion, the Loan Note will be subject to interest at the rate of 2.5 per cent per annum, payable monthly in cash to the note holder.

Full conversion of the Loan Note would result in the issue of 6,666,667 new Ordinary Shares.

The funds received in respect of the Loan Note will be invested in accordance with the Company's investing policy and used for ongoing working capital.

BOARD CHANGE

The board of TXO also announces that Daniel French has resigned as a director of the Company with immediate effect in order to balance his commitments to TXO with his other work commitments. He will remain as a consultant to the Company until a new appointment is made. The board of TXO thanks Daniel for his contribution to the board, his flexibility in the coming months and wishes him well in his other activities.

The Company is currently considering its senior management organisation and will announce appointments as they are confirmed. In the short term the group has sufficient capabilities to manage its finances and the board comprises, in Andrew Glendinning and Richard Harvey, two experienced and capable non-executive directors with a range of skills in the areas of finance, legal affairs, business development and corporate governance.

Tim Baldwin, Chairman commented:

"We are encouraged by Empire's recent progress and have extended by around three months the term of our $1.5m convertible loan to them. We have taken the opportunity to raise a small amount of additional funding for TXO and we also to continue to assist GBG in its continuing development, providing at this stage a small additional short term loan."

"It's sad that Daniel has decided to leave the board but we are pleased to be able to retain his services as a consultant until we make a full time Finance Director appointment at board level. The Board thanks Daniel for his valued contribution and ongoing hard work."

For further information, please contact:

TXO PLC

Tim Baldwin, Chairman +44 (0) 20 7518 4300

Fox-Davies Capital Limited

Barry Saint +44 (0) 20 3463 5010

This Press Release contained forward-looking statements based on our current expectations about our company and our industry.  You can identify these forward-looking statements when you see us using the words such as “expect,” “anticipate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of our ability to complete required financings and other preconditions to the completion of the transactions described herein and Empire’s ability to successfully acquire reserves and produce its resources among other issues. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. For a more detailed discussion of risks and other factors related to Empire Energy Corporation Int’l, please refer to its 10-KSB and 10 QSB reports filed with the U.S. Securities and Exchange Commission.

Contact: Malcolm Bendall

+61 3 6231 3529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: June 19, 2012

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer